EXHIBIT 10.4

ACQUISITION OF NEU-HOPE TECHNOLOGIES, INC. by ADVANCED MEDICAL ISOTOPES CORPORATION

AGREEMENT AND PLAN OF ACQUISITION

This Agreement and Plan of Acquisition ("Agreement ") is entered into by and between Neu-Hope Technologies, Inc., a Florida corporation ("NHTI") UTEK CORPORATION, a Delaware corporation ("UTEK"), and Advanced Medical Isotopes Corporation, a Delaware corporation ("ADMD").

WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of NHTI ("NHTI Shares");

WHEREAS, before the Closing Date, NHTI will acquire the license for the fields of use as described in the License Agreement which is attached hereto as part of Exhibit A and made a part of this Agreement (License Agreement) and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement (Technology);

WHEREAS, the parties desire to provide for the terms and conditions upon which NHTI will be acquired by ADMD in a stock-for-stock exchange ("Acquisition") in accordance with the respective corporation laws of their state, upon consummation of which all NHTI Shares will be owned by ADMD, and all issued and outstanding NHTI Shares will be exchanged for Preferred A Series stock of ADMD with terms and conditions as set forth more fully in this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ( "Code").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1
THE STOCK-FOR-STOCK ACQUISITION

1.01    The Acquisition

(a)    Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all NHTI Shares shall be acquired from UTEK by ADMD in accordance with the respective corporation laws of their states and the provisions of this Agreement and the separate corporate existence of NHTI, as a wholly-owned subsidiary of ADMD, shall continue after the closing.

(b)    Effective Date. The Acquisition shall become effective ("Effective Date") upon the execution of this Agreement and closing of the transaction.

1.02    Consideration.

(a)    On the date of closing ("the Effective Date") Advanced Medical Isotopes Corporation shall acquire all 1,000 Shares of common stock of Neu-Hope Technologies Inc, which are issued and outstanding at the date of closing, and in exchange, Advanced Medical Isotopes Corporation shall issue 100,000 shares of Series A convertible preferred stock (as described in Exhibit D — Preferred Stock), of which UTEK is receiving 95,000 shares and Aware Capital Consultants, Inc. is receiving 5,000 shares. At any time after Twelve (12) months from the date of closing, UTEK shall have the right to convert its Series A convertible preferred stock to unrestricted common stock ("Conversion Shares") of Advanced Medical Isotopes Corporation to be adjusted to equal the amount of ninety five percent (95%) of $3,350,000, or $3,182,500 based on the previous 10 day average closing price on the day of conversion. For example, on the date of conversion to common, if the 10 day average closing price is $.10, then UTEK shall receive 31,825,000 shares of common stock in Advanced Medical Isotopes Corporation. The common stock that UTEK receives shall be delivered to UTEK within 30 days of the conversion. Within 45 days of conversion of all of the Preferred Shares, the Company will file a Registration Statement Form S -1 or Form SB -2 under the Securities Act of 1933 to register the sale of the Conversion Shares by UTEK. The Company shall use its best efforts within reason to affect the registration, qualification or compliance of the Conversion Shares under the Securities Act and under other applicable federal law and any applicable securities or "blue sky' laws of jurisdictions within the United States, (the "Registrable Securities"). ADMD shall place all such shares and said shares shall remain in reserve with the Transfer Agent until UTEK provides the Transfer Agent instructions (Irrevocable Transfer Agent Instructions attached in Exhibit D) that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

(b)    During the 12 month period in which UTEK is holding said preferred stock, interest shall be charged at the annual ratio of five (5%) percent, compounded quarterly, (at 1.25% per quarter) payable in cash or in common shares of ADMD.

(c)    Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the NHTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 100,000 Series A Convertible Preferred shares of ADMD (ADMD Shares, as described in Exhibit D) as follows:

To:	ADMD Series A Convertible Preferred Shares

UTEK Corporation	95,000
Aware Capital Consultants, Inc.	5,000
100,000

1.03    Effect of Acquisition.

(a)    Rights in NHTI Cease. At and after the Effective Date, the holder of each certificate of common stock of NHTI shall cease to have any rights as a shareholder of NHTI.

(b)    Closure of NHTI Shares Records. From and after the Effective Date, the stock transfer books of NHTI shall be closed and there shall be no further registration of stock transfers on the records of NHTI.

1.04    Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall be the date of the last executed signature affixed to this Agreement, but in no event later than September 22, 2006.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01    Representations and Warranties of UTEK and NHTI. UTEK and NHTI jointly and severally represent and warrant to ADMD that the facts set forth below are true and correct:

(a)    Organization. NHTI and UTEK are corporations duty organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of NHTI have been provided to AD MD and such documents are presently in effect and have not been amended or modified.

(b)    Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholder of NHTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder and NHTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement

(c)    Capitalization. The authorized capital of NHTI consists of 1,000,000 shares of common stock with a par value $ .01 per share. At the date of this Agreement, 1,000 NHTI Shares are issued and outstanding as follows:

Shareholder	Number of NHTI Shares

UTEK Corporation	1000

All issued and outstanding NHTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. NHTI is not authorized to issue any preferred stock. All dividends on NHTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or Agreement s requiring NHTI to issue any NHTI Shares or securities convertible, exercisable or exchangeable into NHTI Shares to anyone for any reason whatsoever. None of the NHTI Shares is subject to any charge, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(d)    Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which NHTI or UTEK is a party and will not create a default under any such obligation or under any Agreement to which NHTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of NHTI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e)    Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of NHTI's and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of NHTI.

(f)    No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by NHTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, NHTI's or UTEK's articles of incorporation or bylaws, the Technology. the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which NHTI or UTEK is a party or by which NHTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

(g)    Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by NHTI and UTEK or performance of the obligations of NHTI and UTEK hereunder or under any other agreement to which NHTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to NHTI or its assets or business.

(h)    Title to Assets. NHTI has or has agreed to enter into the agreement s as listed on Exhibit A attached hereto. These agreement s and the assets shown on the balance sheet of attached Exhibit B are the sole assets of NHTI. Except as set forth on Schedule 2.01(h), NHTI has good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. On the Closing Date, NHTI will have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind and nature whatsoever.

(i)    Intellectual Property

(1)    The University of California through the Lawrence Berkeley National Laboratory ("Laboratory ") invented and owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Inventions listed in Exhibit A hereto.

(2)    The License Agreement between Laboratory and NHTI covering the Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

(3)    Except as otherwise set forth in this Agreement, ADMD acknowledges and understands that NHTI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties; however, NHTI and UTEK have no knowledge of pending or threatened claims by. or any basis for any claims by, any third parties alleging such infringement or other violation, and

(4)    Except as otherwise expressly set forth in this Agreement, NHTI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

(j)    Liabilities of NHTI. NHTI has no assets (except as set forth in Section 2.01 (h)), no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

(k)    Financial Statements. The unaudited financial statements of NHTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly NHTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. NHTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of NHTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to NHTI or UTEK that would prevent the financial statements of NHTI from being audited in accordance with generally accepted accounting principles.

(l)    Taxes.  All returns, reports, statements and other similar filings required to be filed by NHTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed: all such tax returns properly reflect all liabilities of NHTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from NHTI by any taxing authority, have been properly paid, except to the extent reflected on NHTI's financial statements, where NHTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. NHTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is NHTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. NHTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. NHTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon NHTI. NHTI is not and has never been a party to any tax-sharing agreements with any other person or entity.

(m)    Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, NHTI has not, and without the written consent of ADMD, it will not have:

(1)    Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

(2)    Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

(3)    Suffered any damage, destruction or loss whether or not in control of NHTI;

(4)    Made any commitments or agreements for capital expenditures or otherwise;

(5)    Entered into any transaction or made any commitment not disclosed to ADMD;

(6)    Incurred any material obligation or liability for borrowed money;

(7)    Done or omitted to do any act, or suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) , assets or liabilities or business of NHTI; or

(8)    Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by NHTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

(n)    Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between NHTI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral , to which it is a party or is bound (Contracts), has been provided to ADMD. Such executed Contracts are, and such contemplated Contracts will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of NHTI in accordance with their respective terms and will continue to be valid and enforceable foil owing the Acquisition. NHTI is not, and will not be at the Closing Date, in default of any of the Contracts. In addition:

(1)    There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to NHTI; and

(2)    There are no outstanding operating agreements, lease agreements or similar agreements by which NHTI is bound; and

(3)    The complete final draft of the License Agreement has been provided to ADMD; and

(4)    Except as set forth in (3) above, there are no outstanding licenses to or from others of any Intellectual Property and trade names; and

(5)    There are no outstanding agreements or commitments to sell , lease or otherwise dispose of any of NHTI's property; and

(6)    There are no breaches of any agreement to which NHTI is a party.

(o)    Compliance with Laws. NHTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(p)    Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of NHTI or UTEK, threatened against NHTI, the Technology, or License Agreement, affecting its assets or business (financial or otherwise), and neither NHTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of NHTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of NHTI or the transactions contemplated hereby.

(q)    Employees. NHTI has no and never had any employees. NHTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. NHTI is not in violation of any law, rule or regulation relating to employment of employees.

(r)             Neither NHTI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on NHTI or its business, assets or condition (financial or otherwise) or prospects.

(s)            Employee Benefit Plans. There are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

(t)             Books and Records. The books and records of NHTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

(u)           No Broker's Fees. Neither UTEK nor NHTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

(v)            Full Disclosure. All representations or warranties of UTEK and NHTI are true, correct and complete in all material respects to the best of UTEK's and NHTI's knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits and schedules to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02    Representations and Warranties of ADMD. ADMD represents and warrants to UTEK and NHTI that the facts set forth below are true and correct.

(a)            Organization. ADMD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate its properties.

(b)            Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of ADMD; no other corporate action on ADMD's part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

(c)            Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which ADMD is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of ADMD, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(d)           Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of ADMD.

(e)           No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by ADMD with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, the corporate charter or bylaws, or any agreement , contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

(f)             Consents. Assuming the correctness of UTEK 's and NHTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement ; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right privilege, license or agreement relating to ADMD or its assets or business.

(g)            Financial Statements. The unaudited financial statements of ADMD attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown on such statements; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. ADMD has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the d ate of its financial statements. There are no outstanding obligations or liabilities of ADMD except as specifically set forth in the ADMD financial statements.

(h)            Full Disclosure. All representations or warranties of ADMD are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

(i)             Compliance with Laws. ADMD is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

(j)             Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of ADMD, threatened against ADMD materially affecting its assets or business (financial or otherwise), and ADMD is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to the knowledge of ADMD, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. ADMD has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on ADMD or its business, assets or condition (financial or otherwise) or prospects.

(k)            Development. ADMD agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Licensed Patents and develop same for the market. ADMD further agrees that it will provide UTEK with copies of progress reports made to the university as required under the subject license agreement on a quarterly basis.

(l)             Investment Company. ADMD is not an investment company, either registered or unregistered.

2.03    Investment Representations of UTEK. UTEK represents and warrants to ADMD that:

(a)            General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in ADMD Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in ADMD Shares, including the risk of a total loss of the investment in ADMD Shares. The acquisition of ADMD Shares is for its own account and is for investment and not with a view to any distribution of such shares. Except a permitted by law, it has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to ADMD is true and correct. It has conducted all investigations and due diligence concerning ADMD to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officers and directors of ADMD concerning ADMD Shares and the business and financial condition of and prospects for ADMD, and the officers and directors of ADMD have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor, " as the term is defined in Regulation D, promulgated under the Securities Act of 1933, amended, and the rules and regulations thereunder.

ARTICLE 3
TRANSACTIONS PRIOR TO CLOSING

3.01    Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and , if necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

3.02    Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03    Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04    Covenants. Except with the prior written approval of ADMD or of NHTI or UTEK, as the case may be, each party agrees that it will:

(a)           Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

(b)           Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

(c)            Not modify its corporate structure, except, upon prior written notice to the other parties, as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01    Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

4.02    Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03    There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the NHTI Shares. NHTI in the License Agreement, or the right of NHTI or UTEK to consummate the Acquisition contemplated hereunder.

4.04    The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

4.05    The Technology and Intellectual Property shall have been prosecuted in good faith with reasonable diligence.

4.06    The License Agreement shall have been executed and delivered by all parties thereto and, to the best knowledge of UTEK and NHTI, the License Agreement shall be valid and in full force and effect without any default under such agreement .

4.07    ADMD shall have received, at or within 5 days before the Closing Date, each of the following:

(a)            the stock certificates representing the NHTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

(b)            all documentation relating to NHTI's business, all in form and substance satisfactory to ADMD;

(c)            such agreements, files and other data and documents pertaining to NHTI's business as ADMD may reasonably request;

(d)            copies of the general ledgers and books of account of NHTI, and all federal, state and local income, franchise, property and other tax returns filed by NHTI since the inception of NHTI;

(e)            certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable (including tax), of NHTI in Florida;

(f)             the original corporate minute books of NHTI, including the articles of incorporation and bylaws of NHTI, and all other documents filed in this Agreement;

(g)            all consents, assignments or related documents of conveyance to give ADMD the benefit of the transactions contemplated hereunder;

(h)            such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of ADMD and NHTI, and

(i)              such other documents, instruments or certificates as ADMD, or its counsel may reasonably request.

4.08    ADMD shall have completed its due diligence investigation of NHTI to ADMD's satisfaction in its sole discretion.

4.09    ADMD shall receive the resignation s of each director and officer of NHTI effective the Closing Date.

ARTICLE 5
INDEMNIFICATION AND LIABILITY LIMITATION

5.01    Survival of Representations and Warranties.

(a)           The representations and warranties made by UTEK and NHTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

(b)           The representations and warranties made by ADMD shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

5.02    Limitations on Liability. ADMD agrees that UTEK shall not be liable under this agreement to ADMD or their respective successor's, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind. ADMD shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses ("Losses"), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

5.03    Indemnification. ADMD agrees to indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contactors and employees (collectively "Indemnified Persons') from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

(a)    Limitation of Liability. ADMD agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted. Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this Agreement.

ARTICLE 6
REMEDIES

6.01    Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02    Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7
ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in New York, New York The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by ADMD, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8
MISCELLANEOUS

8.01    No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02    This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03    Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.04    This Agreement shall be governed by and construct in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

8.05    This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a writ ten document signed by the parties.

8.06    Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

8.07    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08    This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09    Any facsimile signature of any part to this Agreement or to any other Agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

ADVANCED MEDICAL ISOTOPES CORPORATION		NEU-HOPE TECHNOLOGIES, INC.

By:	/s/ William J. Stokes	By:	/s/ Joel H. Edelson
	William J. Stokes		Joel. H. Edelson
	CEO		President

	Address:		Address:
	7203 Deschutes Avenue		2109 E. Palm Avenue
	Kennewick, Washington 99336		Tampa, Florida 33605

Date:		Date:	9/22/06

UTEK CORPORATION		COMPLIANCE OFFICER

By:	/s/ Clifford M. Gross	By:	/s/
Clifford M. Gross, Ph.D.
	Chief Executive Officer	Date:	9/22/06

Address:
2109 E. Palm Avenue
Tampa, Florida 33605

Date:	9/22/06

EXHIBIT A

Outstanding Agreements

1.    License Agreement from the Ernest Orlando Lawrence Berkeley National Laboratory (Berkeley Lab)

EXHIBIT B

NEU-HOPE TECHNOLOGIES, Inc.

Financial Statements as of

September 22, 2006

EXHIBIT C

Advanced Medical Isotopes Corporation

FORM 10-QSB or Un-Audited Financials

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Including Audited Financial Statements
For the fiscal quarter ended December 31, 2005

EXHIBIT D

Advanced Medical Isotopes Corporation

1)	Series A Preferred Stock Purchase Agreement

2)	Certificate of Designation of the Rights and Preferences of Series A Convertible Preferred Stock

3)	Board of Director's Meeting

4)	Irrevocable Transfer Agent Instructions